iAnthus Reports Fiscal Third Quarter 2026 Financial Results and

Change in Auditor

NEW YORK, NY and TORONTO, ON – November 12, 2026 – iAnthus Capital Holdings, Inc. (“iAnthus” or the “Company”) (CSE: IAN, OTCID: ITHUF), which owns, operates, and partners with regulated cannabis operations across the United States, today reported its financial results for the third quarter ended September 30, 2026. The Company’s Quarterly Report on Form 10-Q (the “Quarterly Report”), which includes its unaudited interim condensed consolidated financial statements for the three and nine months ended September 30, 2026 and the related management’s discussion and analysis of financial condition and results of operations, can be accessed on the Securities and Exchange Commission’s (“SEC’s”) website at www.sec.gov, on the System for Electronic Document Analysis and Retrieval's (SEDAR+) website at www.sedarplus.com, and on the Company’s website at www.iAnthus.com. The Company’s financial statements are reported in accordance with U.S. generally accepted accounting principles (“GAAP”). All currency is expressed in U.S. dollars.

Third Quarter 2026 Financial Highlights

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Revenue of $38.4 million, a sequential increase of $3.0 million from Q2 2026, and an increase of $3.0 million from the same quarter in the prior year.
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Gross profit of $16.7 million, a sequential increase of $0.6 million from Q2 2026, and an increase of $1.1 million from the same quarter in the prior year.
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Gross margin of 43.5%, reflecting a sequential decrease of 209 bps from Q2 2026, and a decrease of 58 bps from the same quarter in the prior year.
•
Net loss of $13.2 million, or a net loss of less than $0.00 per share, compared to a net loss of $14.4 million, or a net loss of less than $0.00 per share in Q2 2026, and compared to a net loss of $12.5 million, or a net loss of less than $0.00 per share, in the same quarter in the prior year.
•
Adjusted EBITDA(1) of $5.2 million, a sequential increase from an Adjusted EBITDA of $4.4 million in Q2 2026, and an increase from an Adjusted EBITDA of $2.5 million from the same quarter in the prior year. EBITDA and Adjusted EBITDA are non-GAAP measures. Reconciliation tables of EBITDA and Adjusted EBITDA as used in this press release to GAAP are included below

Table 1: Financial Results
in thousands of US$, except per share amounts (unaudited)	Q3 2026	Q2 2026	Q3 2025
Revenue	$38,367	$35,349	$35,389
Gross profit	16,672	16,098	15,582
Gross margin	43.5%	45.5%	44.0%
Net loss	(13,197)	(14,424)	(12,545)
Net loss per share	(0.00)	(0.00)	(0.00)

Table 2: Reconciliation of Net Loss to EBITDA and Adjusted EBITDA(1)
in thousands of US$ (unaudited)	Q3 2026	Q2 2026	Q3 2025
Net income (loss)	$(13,197)	$(14,424)	$(12,545)
Depreciation and amortization	5,527	4,707	4,637
Interest expense, net	4,333	4,173	3,738
Income tax expense	7,014	7,033	3,472
EBITDA (Non-GAAP)(1)	$3,677	$1,489	$(698)
Adjustments:
Write-downs, (recoveries) and other charges, net	183	660	686
Inventory reserves and write-downs	49	38	(92)
Accretion expense	1,139	1,106	1,237
Share-based compensation	434	522	453
(Gains) / losses from equity method investments	(70)	(64)	(9)
Non-recurring charges(2)	244	807	952
Other (income) expense(3)	(424)	(113)	(64)
Total Adjustments	$1,555	$2,956	$3,163
Adjusted EBITDA (Non-GAAP)(1)	$5,232	$4,445	$2,465

(1)
See “Non-GAAP Financial Information” below for more information regarding the Company’s use of non-GAAP financial measures.
(2)
Non-recurring charges includes one-time, non-recurring costs related to strategic review processes, ongoing legal disputes, settlements, severance and other non-recurring costs.
(3)
Other income and expenses primarily includes accounts payable write-offs, vendor credits, and Employee Retention Tax Credits received from the Internal Revenue Service.

Change in Auditor

The Company has appointed Macias Gini & O’Connell LLP (“MGO”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, effective as of November 12, 2026, after the filing of the Quarterly Report. The change of the Company’s independent auditor was made after the resignation of PKF O’Connor Davies, LLP (“PKFOD”) as the Company’s independent auditor, also effective as of November 12, 2026, after the filing of the Quarterly Report, and was approved by the Company’s audit committee.

PKFOD reported on the Company’s consolidated financial statements for the fiscal years ended December 31, 2025, 2024, and 2023.

During the Company’s three most recent fiscal years before the resignation of PKFOD as independent registered accountants, the reports on the Company’s consolidated financial statements by PKFOD for all three years did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph as to the Company’s ability to continue as a going concern.

During the three most recent fiscal years ended December 31, 2025 and the subsequent interim periods through September 30, 2026, pursuant to Item 304(a)(1)(iv) of Regulation S-K, there was no disagreement between the Company and PKFOD on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of PKFOD, would have caused PKFOD to make reference to the subject matter of the disagreement in connection with its report issued in connection with its audit of the Company’s financial statement for those years. Furthermore, except for the identification of the material weaknesses described in the Company's Annual Form 10-K for the years ended December 31, 2025, 2024 and 2023 as filed with the SEC on March 27, 2026 (the “2025 Annual Report”), March 24, 2025 and March 28, 2024, respectively, there were no reportable events (as described under Item 304(a)(1)(v)(A)-(D) of Regulation S-K and in National Instrument 51-102 Continuous Disclosure Obligations) for the Company within the last three fiscal years nor subsequently up to the date of the resignation of PKFOD.

During the three most recent fiscal years and the subsequent period through the appointment of MGO, the Company did not consult with MGO regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the SEC and the Canadian Securities Administrators. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables above. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

In evaluating our business, we consider and use EBITDA and Adjusted EBITDA as supplemental measures of operating performance. We define EBITDA as earnings before interest, taxes, depreciation and amortization. We define Adjusted EBITDA as EBITDA before share-based compensation, accretion expense, write-downs and impairments, gains and losses from changes in fair values of financial instruments, income or losses from equity-accounted investments, the effect of changes in accounting policy, non-recurring costs related to the Company’s Recapitalization Transaction, litigation costs related to ongoing legal proceedings, and other income. We present EBITDA because we believe it is frequently used by securities analysts, investors and other interested parties as a measure of financial performance of other similarly situated companies in our industry, and we present Adjusted EBITDA because it removes non-recurring, irregular and one-time items that we believe may distort the comparability of EBITDA from period-to-period and with other industry participants.

EBITDA and Adjusted EBITDA are not standardized financial measures defined under GAAP, and are not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. EBITDA and Adjusted EBITDA have limitations as an analytical tool, and when assessing the Company’s operating performance, investors should not consider EBITDA or Adjusted EBITDA in isolation, or as a substitute for net income (loss) or other consolidated income statement data prepared in accordance with GAAP. Among other things, EBITDA and Adjusted EBITDA do not reflect the Company’s actual cash expenditures. Other companies may calculate similar measures differently than us, limiting their usefulness as comparative tools. We compensate for these limitations by relying on GAAP results and using EBITDA and Adjusted EBITDA only as supplemental information.

About iAnthus

iAnthus is a vertically integrated cannabis company on a mission to build premium brands through a network of cultivation, production, and retail operations across the United States. Backed by a leadership team with deep expertise in cultivation, operations, and capital markets, the company strategically leverages acquisition-driven growth and access to capital to create long-term competitive advantage. iAnthus’ brand portfolio includes: MPX, Anthologie, Black Label, Cheetah, Frūtful, Last Resort, Moodz, Sunshine State, and The Vault. For more information, visit www.iAnthus.com.

Forward-Looking Statements

Statements in this press release contain forward-looking statements. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of management, are not guarantees of performance and are subject to significant risks and uncertainty. These forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in the Company’s reports that it files from time to time with the SEC and the Canadian Securities Regulators, which you should review, including, but not limited to, the 2025 Annual Report filed with the SEC. When used in this press release, words such as “will,” “could,” “plan,” “estimate,” “expect”, “intend,” “may”, “potential,” “believe,” “should” and similar expressions identify forward-looking statements.

Forward-looking statements may include, without limitation, statements relating to: the transition of the Company’s independent registered public accounting firm to MGO, and other statements relating to the Company’s financial performance, business development and results of operations.

These forward-looking statements should not be relied upon as predictions of future events, and the Company cannot assure you that the events or circumstances discussed or reflected in these statements will be achieved or will occur. If such forward-looking statements prove to be inaccurate, the inaccuracy may be material. You should not regard these statements as a representation or warranty by the Company or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company disclaims any obligation to publicly update or release any revisions to these forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Neither the Canadian Securities Exchange nor the SEC has reviewed, approved or disapproved the content of this press release.

Contact Information

Corporate/Media/Investors:

Jason Ware, Chief Financial Officer

iAnthus Capital Holdings, Inc.

1-646-518-9418

investors@ianthuscapital.com